Exhibit 99.2

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

CTO Realty Growth, Inc.

We have audited the accompanying Historical Summary of Revenues and Direct Costs of Revenues of Beaver Creek Crossings (the “Property”) for the year ended December 31, 2020, and the related notes (the “Historical Summary”).

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of this Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on this Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct costs of revenues (described in Note 2) of the Property for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of CTO Realty Growth, Inc.) and is not intended to be a complete presentation of the Property’s revenues and direct costs of revenues. Our opinion is not modified with respect to this matter.

/S/ GRANT THORNTON LLP

Orlando, Florida

December 3, 2021

HISTORICAL SUMMARY OF REVENUES AND DIRECT COSTS OF REVENUES

For the Nine Months Ended September 30, 2021 (Unaudited) and the Year Ended December 31, 2020

(In thousands)

Nine Months Ended September 30, 2021 (Unaudited)
Beaver Creek Crossings
Revenues:
Lease Revenue	$4,631
Total Revenues	4,631
Direct Costs of Revenues:
Real Estate Expenses	1,040
Total Direct Costs of Revenues	1,040
Revenues over Direct Costs of Revenues	$3,591

Year Ended December 31, 2020
Beaver Creek Crossings
Revenues:
Lease Revenue	$6,143
Total Revenues	6,143
Direct Costs of Revenues:
Real Estate Expenses	1,227
Total Direct Costs of Revenues	1,227
Revenues over Direct Costs of Revenues	$4,916

The accompanying notes are an integral part of this historical summary of revenues and direct costs of revenues.

Notes to Historical Summary of Revenues and Direct Costs of Revenues

For the Nine Months Ended September 30, 2021 (Unaudited) and the Year Ended December 31, 2020

NOTE 1. BUSINESS AND ORGANIZATION

On December 2, 2021 CTO Realty Growth, Inc. (the “Company” or “CTO”) completed the acquisition of a retail center in the Raleigh, North Carolina Metropolitan Area (the “Property” or “Beaver Creek Crossings”) from a partnership between (i) a real estate developer and owner and (ii) an institutional money manager (combined, the “Seller”) for a purchase price of $70.5 million.

The acquisition was funded using (a) available cash, (b) 1031 like-kind exchange proceeds generated from certain of the Company’s previously completed property dispositions and, (c) proceeds from the Company’s revolving credit facility.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct costs of revenues (the “Historical Summary”) includes the operations of the Property and has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

INCOME PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the Property are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants. In April 2020, the Financial Accounting Standards Board (“FASB”) issued interpretive guidance relating to the accounting for lease concessions provided as a result of the COVID-19 Pandemic. In this guidance, entities can elect not to apply lease modification accounting with respect to such lease concessions and, instead, treat the concession as if it was a part of the existing contract. This guidance is only applicable to lease concessions related to the COVID-19 Pandemic that do not result in a substantial increase in the rights of the lessor or the obligations of the lessee. For the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company elected to not apply lease modification accounting with respect to rent deferrals as the concessions were related to the COVID-19 Pandemic and there was not a substantial increase in the lessor’s rights under the lease agreement. Accordingly, for leases in which deferred rent agreements were reached, the Company has continued to account for the lease by recognizing the normal straight-line rental income and as the deferred rents are repaid by the tenant, the straight-line receivable will be reduced. With respect to rent abatement agreements, lease modification accounting applies as if an extended term was a part of such agreements; accordingly, the Company re-calculated straight-line rental income for such leases to recognize over the new lease term.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that in certain circumstances may affect the reported revenues. Actual results could materially differ from these estimates.

COVID-19 PANDEMIC

In 2020, Beaver Creek Crossings experienced a short-term decrease in cash from operations as tenants were impacted by the COVID-19 Pandemic and certain tenants’ rents were abated or deferred during the year. A prolonged imposition of mandated closures or other social-distancing guidelines as a result of the COVID-19 Pandemic may adversely impact tenants’ ability to generate sufficient revenues, and could force additional tenants to default on their leases, or result in the bankruptcy or insolvency of tenants, which would diminish the rental revenue that the Company receives under the leases. The rapid development and fluidity of the pandemic precludes any prediction as to the ultimate adverse impact on the Property. Certain repayments of rents deferred during the year ended December 31, 2020 occurred during the nine months ended September 30, 2021 pursuant to the respective lease agreements.

NOTE 3. REVENUE RECOGNITION

Pursuant to FASB Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, the following tables summarize total revenues by major service for the nine months ended September 30, 2021 and the year ended December 31, 2020 (in thousands):

, 2021 (Unaudited)
For the Nine Months Ended September 30, 2021 (Unaudited)
Major Service:
Lease Revenue - Base Rent	$3,767
Lease Revenue - CAM	414
Lease Revenue - Reimbursements	450
Total Revenues	$4,631

For the Year Ended December 31, 2020
Major Service:
Lease Revenue - Base Rent	$5,042
Lease Revenue - CAM	483
Lease Revenue - Reimbursements	618
Total Revenues	$6,143

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases, excluding percentage rent and other lease payments that are not fixed and determinable, having remaining terms in excess of one year subsequent to September 30, 2021, are summarized as follows (in thousands):

Year Ending December 31,	Beaver Creek Crossings
Remainder of 2021	$1,338
2022	5,200
2023	4,925
2024	4,485
2025	4,111
2026 and thereafter (cumulative)	13,455
Total	$33,514

NOTE 5. CONCENTRATION OF CREDIT RISK

There are three tenants in the Property portfolio presented in the Historical Summary that accounted for an aggregate of  41% and 42% of the revenues reported for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through December 3, 2021, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.